EXHIBIT-21.1

SUBSIDIARIES OF REGISTRANT

SUBSIDIARIES OF MIRANT CORPORATION

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree.

Name of Company	Jurisdiction of Organization
Mirant Corporation	Delaware
MC Asset Recovery, LLC	Delaware
Mirant Capital, Inc.	Delaware
Mirant Fund 2001, LLC	Delaware
(93.46%—Mirant Capital, Inc.; 6.54%—Third party) Cheng Power Systems, Inc.	California
(6.4%—Mirant Fund 2001, LLC; 93.6%—Third parties) Phonex Broadband Corp.	Utah
(7.9%—Mirant Fund 2001, LLC; 92.1% Third parties)
Mirant Intellectual Asset Management and Marketing, LLC	Delaware
Mirant Services, LLC	Delaware
Mirant (Bermuda), LTD	Bermuda
Mirant Trust I	Delaware
Mirant Americas, Inc.	Delaware
Mirant Americas Procurement, Inc.	Delaware
Mirant Dickerson Development, LLC	Delaware
Mirant Nevada Wellcom, LLC	Delaware
Wellcom, LLC	Nevada
(50%—Mirant Nevada Wellcom, LLC; 50%—Third party)
Mirant New York Services, LLC	Delaware
Mirant Power Purchase, LLC	Delaware
Coyote Springs 2, LLC	Delaware
(50%—Mirant Power Purchase, LLC; 50%—Third party)
Mirant Wrightsville Investments, Inc.	Delaware
Mirant Wrightsville Management, Inc.	Delaware
Wrightsville Power Facility, L.L.C.	Delaware
(1%—Mirant Wrightsville Management, Inc.; 50%—Mirant Wrightsville Investments, Inc.; 49%—Third party)
Wrightsville Development and Funding, L.L.C.	Delaware
(1%—Mirant Wrightsville Management, Inc.; 50%—Mirant Wrightsville Investments, Inc.; 49%—Third party)
Mirant Wyandotte, LLC	Delaware
Mirant Americas Generation, LLC	Delaware
Mirant North America, LLC	Delaware
MNA Finance Corp.	Delaware
Mirant Energy Trading, LLC	Delaware
Mirant California, LLC	Delaware
Mirant Delta, LLC	Delaware
Mirant Potrero, LLC	Delaware
Mirant Canal, LLC	Delaware
Mirant Kendall, LLC	Delaware
Mirant New York, LLC	Delaware
Mirant Bowline, LLC	Delaware
Mirant Lovett, LLC	Delaware
Hudson Valley Gas Corporation	New York

Name of Company	Jurisdiction of Organization
Mirant Mid-Atlantic, LLC	Delaware
Mirant Chalk Point, LLC	Delaware
Mirant Potomac River, LLC	Delaware
Mirant Piney Point, LLC	Delaware
Mirant MD Ash Management, LLC	Delaware
Mirant Special Procurement, Inc.	Delaware
Mirant International Investments, Inc.	Delaware
Mirant Asia-Pacific Ventures, LLC	Delaware
Mirant Asia-Pacific Holdings, Inc.	Delaware
Mirant AP Investments Limited	British Virgin Islands
Mirant Navotas Corporation	Philippines
Mirant (Navotas II) Corporation	Philippines
Mirant Asia-Pacific Construction (Hong Kong) Limited	Hong Kong
Sual Construction Corporation	Philippines
MAP International Finance Corporation	British Virgin Islands
MAP Financial Services Limited	British Virgin Islands
MAP Guangdong (BVI) Limited	British Virgin Islands
Mirant Guangdong (Shajiao C) Limited	British Virgin Islands
Stenus Limited	Jersey
Laito Company Limited	Hong Kong
MAP Project Management and Engineering (BVI) Limited	British Virgin Islands
Mirant Development UK Limited (in liquidation)	England & Wales
Mirant Holdings Netherlands, Inc.	Delaware
Mirant Deutschland GmbH (in liquidation)	Germany
Mirant Investments UK Limited (in liquidation)	England & Wales